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                  [MITCHELL SILBERBERG & KNUPP LLP LETTERHEAD]




                                 April 25, 2001


VIA EDGAR



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

          Re:  WFS Financial Inc
               Registration Statement Filed on Form S-3

Dear Ladies and Gentlemen:

     We are counsel for WFS Financial Inc (the "Company") in connection with the proposed offering of an additional 635,781 shares of the Common Stock of the Company (the "Securities") which are to be registered for sale pursuant to the accompanying Form S-3 Registration Statement as filed by the Company pursuant to Rule 462(b) and relating to the Company's earlier registration statement on Form S-3 (File No. 333-56488).

     In our capacity as counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. We have relied, without independent investigation or confirmation, upon certificates provided by public officials and officers of the Company as to certain factual matters. In the course of our examinations and investigations, we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

     Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:



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MITCHELL SILBERBERG & KNUPP LLP


Securities and Exchange Commission
April 25, 2001
Page 2


     The Securities have been duly authorized, and when executed and delivered to and paid for by the holders exercising Subscription Rights, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the prospectus to which the Registration Statement relates. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.




                                        Very truly yours,


                                        /s/ ANDREW E. KATZ
                                            Andrew E. Katz
                                                of
                                   MITCHELL SILBERBERG & KNUPP LLP